AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2008

Registration No. 333-152324

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

Registration Statement
Under the Securities Act of 1933

SANTOS RESOURCE CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0507846 (I.R.S. Employer Identification No.)

11450 - 201A Street
Maple Ridge, British Columbia
Canada V2X 0Y4
                   Telephone No.: (604) 460-8440
(Address and telephone number of principal executive office)

Business First Formations, Inc.
3990 Warren Way
Reno, Nevada
USA 89509
                   Telephone No.: (775) 338-2598
(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company LLP
999 West Hastings Street, Suite 1200
Vancouver, British Columbia
Canada V6C 2W2
Telephone No.: (604) 669-5244
                Facsimile No.: (604) 669-5791

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ❒	Accelerated filer ❒
Non-accelerated filer ❒ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation Of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	13,836,500	$0.25	$3,459,125	$135.94

Up to 13,836,500 shares of our common stock may be sold by the selling shareholders to the public at a fixed price of $0.25 per share until such time as the shares of our common stock are quoted on the NASD Over-the-Counter Bulletin Board ("OTCBB") or listed on an exchange. Although we intend to apply for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize. If our common stock becomes quoted on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(COVER CONTINUED ON FOLLOWING PAGES)

Prospectus, Subject to Completion, Dated ________________ , 2008

Santos Resource Corp.
13,836,500 shares of Common Stock at $0.25 per share

This prospectus relates to the resale, from time to time, of up to 13,836,500 shares of our common stock by the selling shareholders named in the "Selling Shareholders" section of this prospectus. Santos Resource Corp. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. See "Risk Factors" commencing on page 8 for a full discussion of the risks involved in this offering.

	Offering Price	Commissions	Proceeds to Selling Shareholders
Per Share	$0.25	n/a	$0.25
Total	$3,459,125	n/a	$3,459,125

The information in this prospectus is not complete and may be changed. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from the information contained in this prospectus. The information in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

Prospectus Summary

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Santos", the "Company", "we," "us," and "our" refer to Santos Resource Corp. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

Santos Resource Corp. was incorporated under the laws of the State of Nevada on May 24, 2006. In connection with the organization of our Company, nine founding shareholders of our Company contributed an aggregate of $15,520 cash in exchange for a total of 31,040,000 shares of common stock. In June 2007, we entered into a property option agreement to acquire the Lourdeau Property in Quebec. In July 2007, we retained Mr. Michel Boily to provide a Technical Report on the Lourdeau Property. On February 1, 2008, we raised $144,226 from 32 BC resident placees by issuing 961,500 shares of common stock. In May 2008, we amended the property option agreement whereby our option to acquire the Lourdeau Property in Quebec is subject to the approval of the TSX Venture Exchange, which approval was obtained in September 2008. In September 2008 we paid Starfire $24,094 (CAD$25,000) under the property option agreement instead of incurring CAD$25,000 of expenditures. We have not commenced active business operations. As of the date hereof, all our cash has been raised from the issuance of securities. We are a "shell company" as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

We are an exploration stage company, and our business plan is to explore for minerals on our mineral property. In June 2007, we entered into a Property Option Agreement that allows us to acquire a 75% interest in and to the Lourdeau claims (the "Lourdeau Property" or "Lourdeau Claims"), which consist of 18 mineral claims covering 900.75 hectares (9.01 km2) located in the La Grande geological area of the province of Quebec in the James Bay Territory about 620 miles (1,000 km) north of Montreal, Quebec. We intend to explore for uranium on our property. There can be no assurance that valuable uranium deposits exist on the Lourdeau Property until proper geological work and analysis is performed. The Lourdeau Property has no proven or probable mineral reserves. Under the Property Option Agreement as amended, we have an option to acquire a 75% interest in and to the Lourdeau Claims by paying a total of CAD$10,000 in cash; issuing 75,000 shares to Starfire Minerals Inc., the registered owner of the Lourdeau Claims; and incurring at least a total of CAD$25,000 of expenditures on the property before September 30, 2008, and another CAD$25,000 of expenditures before July 25, 2009. As of the date hereof, $10,582 (CAD$10,000) has been paid; 75,000 shares have been issued to Starfire; and instead of incurring CAD$25,000 of expenditures by September 30, 2008, we paid Starfire $24,094 (CAD$25,000) in cash. Under the agreement Santos has a choice to either incur the full amount of expenditures within the set time period, or within 45 days after the end of the period, pay Starfire the outstanding balance to be incurred for that specific year by way of either 100% cash or 50% cash and 50% shares (valued at the weighted average trading price during the 10 trading days preceding the period ended). The Lourdeau Property is subject to a 3% Net Smelter Royalty ("NSR") interest payable to Starfire. We may purchase in the aggregate up to two-thirds of the NSR by paying Starfire an aggregate of approximately $1,957,407 (CAD$2,500,000) on the basis of $78,296 (CAD$100,000) per 0.1% NSR acquired on the first one-half of the NSR and $117,444 (CAD$150,000) per 0.1% NSR thereafter for the remaining 1% NSR.

Our administrative office is located at 11450 - 201A Street, Maple Ridge, British Columbia, Canada V2X 0Y4, telephone (604) 460-8440. Our registered office is located at 3990 Warren Way, Reno, Nevada 89509. Our fiscal year end is February 28 (on a leap year our fiscal year end is February 29).

The Offering

Securities Being Offered	Up to 13,836,500 shares of our common stock held by the selling shareholders named in this prospectus.
Offering Price and Plan of	The selling shareholders named in this prospectus will sell the

Distribution

13,836,500 shares of our common stock offered under this prospectus at an offering price of $0.25 per share unless the offered shares are quoted on the over-the-counter bulletin board. We intend to apply to the over-the-counter bulletin board to allow for the trading of our common stock when we become a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of our stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Minimum number of Shares to be sold in this Offering	None.
Securities issued and to be issued	32,076,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the 13,836,500 shares to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Summary Financial Information
	As of August 31, 2008	As of February 29, 2008
Balance Sheet Data:
Working Capital	$81,835	$111,060
Total Assets	$101,736	$132,623
Total Liabilities	$19,901	$21,563
Shareholder's Equity	$81,835	$111,060

Statement of Operations Data:	For the six months ended August 31, 2008	For the Period from Incorporation on May 24, 2006 to February 29, 2008
Revenue	NIL	NIL
Total Expenses	$29,225	$70,888
Net Income (Loss)	($29,225)	($70,888)

INVESTMENT IN OUR COMPANY INVOLVES SIGNIFICANT RISKS BECAUSE OUR MINERAL CLAIMS ARE AT THE EXPLORATION STAGE AS OPPOSED TO THE DEVELOPMENT STAGE.

OUR MINERAL CLAIMS DO NOT HAVE A KNOWN BODY OF COMMERCIAL ORE. THE COMPANY WILL NOT BE RAISING ANY FUNDS IN THIS OFFERING. THE COMPANY WILL USE AVAILABLE WORKING CAPITAL TO MEET OUR GENERAL OPERATING EXPENSES AND TO MEET OUR OBLIGATIONS UNDER THE PROPERTY OPTION AGREEMENT. WE DO NOT HAVE THE FUNDS TO CONDUCT THE RECOMMENDED EXPLORATION PROGRAM, WHICH CONSISTS OF GRAB AND CHANNEL SAMPLING AND HELICOPTER-BORNE GEOPHYSICAL SURVEY AND COSTS APPROXIMATELY $107,570. WE WILL NEED TO RAISE ADDITIONAL MONEY BY PRIVATE PLACEMENTS TO MEET ANY FUTURE FUNDING REQUIREMENTS. WE ARE ALSO CONSIDERED A SHELL COMPANY AS DEFINED BY RULE 405 OF THE SECURITIES ACT AND EXCHANGE ACT RULE 12B-2 BECAUSE WE HAVE NOMINAL OPERATIONS AND NOMINAL ASSETS.

Risk Factors

There is no assurance that our business will be profitable. We must conduct exploration to determine what amount, type and quality of minerals, if any, exist on our property. We do not claim to have any reserves whatsoever at this time on any of our claims. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

You cannot evaluate the investment merits of our Company because we have no operating history.

We were incorporated in May 2006, and we have not started our proposed business operations or realized any revenues, which makes it difficult to evaluate the investment merits of our Company. We are a start-up company. We have no operating history and we do not have any business prior to our organization. As of August 31, 2008, we incurred total expenses of $100,113.

We may not be able to continue as a going concern if we do not obtain additional financing.

Because of our lack of sufficient funds and short operating history incurring only expenses, and no revenues, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our independent auditor in their audit report have stated that we incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. As of the date hereof, all our cash has been raised from the issuance of securities.

If we do not obtain additional financing, our business will fail because we cannot fund our planned exploration program.

In order for us to perform any exploration program, we will need to obtain additional financing. As of August 31, 2008, we had cash in the amount of $96,952. We currently do not have any operations and we have no income. Our business plan calls for incurring approximately $107,570 on an exploration program incorporating grab and channel sampling followed by a helicopter-borne geophysical survey, which would define the targets acquired during the geophysical surveys and sampling campaign. We have sufficient funds to meet our general operating expenses and to meet our obligations under the Property Option Agreement. We do not have funds to conduct the exploration program. If we raised the funds and conducted the exploration programs, and if our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Lourdeau Claims into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market price for uranium, gold, silver, copper, base and precious metals and the cost of exploring for these minerals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Weather interruptions in the province of Quebec may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

We may not have access to the Lourdeau Property during the winter season due to snow in the area and road closures. Extreme weather can also occur in other seasons and limit access to the Lourdeau Property. The summers are very short (from early June to late August). As a result, any attempts to visit, test, or explore the property may be limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures required to be made in order to retain title to our claims under provincial mineral property laws.

We expect to conduct the exploration program in the summer of 2009.

We need to raise additional funds to conduct the exploration program. We are still attempting to raise additional money, and have not started the exploration program this year. Even if we are able to raise additional funds, we can only conduct the exploration program in the summer of 2009.

Because our sole executive officer does not have formal training specific to the mining industry, there is a higher risk our business will fail.

Mr. Richard Pierce, our sole executive officer, does not have any formal training as a geologist, or in the technical aspects of management of a company specializing in mining and exploration for base and precious metals. Mr. Pierce has no business experience with exploration companies, his decisions and choices may not take into account standard exploration or mining approaches commonly used in the industry. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk of business failure.

Because our sole executive officer has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole executive officer is employed on a full time basis by other companies. Because we are in the early stages of our business, Mr. Pierce, our executive officer, devotes approximately 10 hours per week to our affairs. If the demands of our business require the full business time of Mr. Pierce, he is prepared to adjust his timetable to devote up to 15 hours a week. However, Mr. Pierce may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Pierce's other business interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. Pierce's time may lead to a divergence between his interests and the interests of other shareholders.

We are highly dependent on our senior management. The loss of our sole executive officer could hinder our ability to pursue our stated plan of operations and obtain debt or equity financing, if and when required.

We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management and in particular Richard Pierce, our sole executive officer. Mr. Pierce has been in management for over 20 years. We believe that the loss of Mr. Pierce's business and management experience could hinder our ability to pursue our stated plan of operations and obtain debt or equity financing, if and when required.

Because the owner of the Lourdeau Property is Starfire, where our sole executive officer is also a director, there may be conflicts of interest when our Company transacts any business with Starfire.

There may be conflict of interest situations whenever our Company conducts any business with Starfire, the registered owner of the Lourdeau Property. Richard Pierce, our sole executive officer, is also a director of Starfire. Shareholders of Santos will be dependent upon our management exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. There is no way to prevent or control any business transactions between Santos and Starfire relating to the Lourdeau Property that could have a negative or unfavorable consequence for Santos. There is a significant risk that Santos may not receive fair treatment in any transaction connected to the Lourdeau Property and as a result the shareholders of Santos will be adversely affected.

We have no known mineral resources and if we cannot find any mineral resources we may have to cease operations.

We have no measured mineral bodies. If we do not find a mineral body or bodies containing valuable minerals or metals or if we cannot conduct further exploration of any minerals, either because we do not have money to do it or because it is not economically feasible to do it, we may have to cease operations and you will loose your investment.

Our sole asset is a Property Option Agreement and if we fail to make the required payments on a timely basis, we will lose the right to acquire a 75% interest in and to the Lourdeau Property.

Under the Property Option Agreement we have a right and option to acquire a 75% interest in and to the Lourdeau Claims by paying a total of CAD$10,000 in cash; issuing 75,000 shares to Starfire Minerals Inc., the registered owner of the Lourdeau Claims; and incurring at least a total of CAD$25,000 of expenditures on the property before September 30, 2008, and another CAD$25,000 of expenditures before July 25, 2009. As of the date hereof, we have paid Starfire $10,582 (CAD$10,000); issued to Starfire 75,000 shares; and instead of incurring CAD$25,000 of expenditures by September 30, 2008, we paid Starfire $24,094 (CAD$25,000) in cash. We are required to incur additional expenditures of approximately $19,574 (CAD$25,000) before July 25, 2009. Under the agreement we have a choice to either incur the full amount of expenditures within the set time period, or within 45 days after the end of the period, pay Starfire the outstanding balance to be incurred for that specific year by way of either 100% cash or 50% cash and 50% shares (valued at the weighted average trading price during the 10 trading days preceding the period ended). The failure of our Company to make any cash payments and incurring the expenditures within the contractual time limit will allow Starfire to terminate the Property Option Agreement. If the Property Option Agreement is terminated, we will lose all rights to the Lourdeau Property, including any payments previously made to Starfire. The Property Option Agreement is our sole asset and if we lose the contractual rights to acquire the Lourdeau Property, we will have no assets and you may lose all your investment.

Title to the Lourdeau Claims is registered in the name of Starfire Minerals Inc. and Starfire may transfer title to third parties without our knowledge.

The Property Option Agreement only gives us a right to acquire a 75% interest in and to the Lourdeau Claims by fulfilling our obligations under the contract. We cannot prevent Starfire from transferring the Lourdeau Property to third parties. A third party has no way of knowing that we have rights to the Lourdeau Property since ownership is registered in the name of Starfire with the government of Quebec. If the Lourdeau Property is transferred to third parties we may have to litigate in order to determine our ownership rights. There is no way of knowing if Starfire will or has transferred the property to third parties. Our only protection is our contractual rights under the Property Option Agreement.

Since we are subject to compliance with government regulation, which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the mining laws of Quebec as we carry out our exploration programs. Because we are a foreign company working on mining claims in Quebec, we will need to register with the government of Quebec before we work on the Lourdeau Claims. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Risks associated with this Offering

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted rules which defines (as defined by Rule 405 of the Securities Act and Exchange Act Rule 12b-2) a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company. The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rules require shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. Effective February 15, 2008, the SEC amended Rule 144, which will make resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

Because our directors control approximately 66% of our outstanding common stock, investors may find that corporate decisions influenced by our directors are inconsistent with the best interests of other stockholders.

Our three directors and executive officer, Richard Pierce, Shih-Yi Chuang and Andrew Lee Smith, control approximately 66% of our outstanding shares of common stock. The interests of our directors may not be, at all times, the same as that of other shareholders. Since our directors are not simply passive investors but are also our directors and Mr. Pierce is our sole executive, their interests as management may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our management exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. Also, management will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the merger of Santos with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership with our directors may also have the effect of delaying, deferring or preventing a change in control of Santos, which may be disadvantageous to minority shareholders.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 13,836,500 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock covered by this prospectus represent 43.1% of the common shares outstanding as of the date of this prospectus.

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the NASD OTC Bulletin Board. There are no assurances that we will be successful in listing our shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

Re-sale restrictions for British Columbia residents and other Canadian residents may limit the ability of our shareholders to sell their securities.

Selling shareholders, who are residents of British Columbia, have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares, which are being registered for resale by this prospectus. Selling shareholders have to comply with B.C. Securities Commission's BC Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to resell their shares. BC Instrument 72-502 requires, among other conditions, that Santos cannot be a reporting issuer under the B.C. Securities Act, and B.C. residents hold the shares for four months and limit the volume of shares sold in a 12-month period. (See "Canadian Securities Law"). On September 15, 2008, the British Columbia Securities Commission adopted policy BC Instrument 51-509 "Issuers Quoted in the U.S. Over-the-Counter Markets", which designates a company to be a reporting issuer under the B.C Securities Act if that company has issued a class of securities that has been assigned a ticker symbol on the OTCBB or the Pink Sheets and has not issued a class of securities that are listed or quoted on a major North American stock exchange and has previously distributed securities to a person resident in British Columbia. According to BC Instrument 51-509, if and when the shares of our common stock are quoted on the OTCBB, Santos will be deemed to be a reporting issuer in British Columbia and BC Instrument 72-502 will not be available to selling shareholders. If and when the shares of our common stock are quoted on the OTCBB, selling shareholders who are resident of British Columbia will need to rely on another exemption other than BC Instrument 72-502. If they cannot rely on an available prospectus exemption, such selling shareholders may be subject to an indefinite hold period with respect to their securities of Santos. These restrictions will limit the ability of the B.C. residents to resell the securities in the United States and therefore, may materially affect the market value of your shares. Residents of other Canadian provinces have to rely on available prospectus exemptions to re-sell their securities and if no exemptions can be relied upon, then the shareholders may have to hold the securities for an indefinite period of time. Shareholders of other Canadian provinces should consult with independent legal counsel to determine the availability and use of prospectus exemptions to re-sell their securities.

Forward-Looking Statements

Some of the statements under the "Prospectus Summary," "Risk Factors," "Plan of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of common shares offered in this prospectus by our selling shareholders.

Determination Of Offering Price

The $0.25 per share offering price of our common shares by which our selling shareholders will sell their shares prior to the quotation of the Company's shares on the NASD OTC Bulletin Board ("OTCBB") was arbitrarily chosen based on our internal assessment of what the market would support. Our founding shareholders purchased 31,040,000 of our common shares at a price of $0.0005 per share on June 19, 2007. The offering price of our shares is substantially higher than the price paid by our founding shareholders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution.

You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

We intend to apply to the OTCBB to allow the quotation of our common stock upon us becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling shareholders

The selling shareholders named in this prospectus are offering 13,836,500 shares of common stock acquired by the selling shareholders from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 ("Regulation S").

1.         The selling shareholders, nine founding shareholders, acquired 12,800,000 shares of our common stock from us at a price of $0.0005 per share in an offering that was exempt from registration under Regulation S and completed on June 19, 2007.

2.         The selling shareholder, optionor of the Lordeau Property, acquired 75,000 shares of our common stock from us at a deemed price of $0.15 per share in an offering that was exempt from registration under Regulation S and completed on June 25, 2007.

3.         The selling shareholders, 32 private placees, acquired 961,500 shares of our common stock from us at a price of $0.15 per share in an offering that was exempt from registration under Regulation S and completed on February 1, 2008.

The term "selling shareholders" includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer.

Based on information provided to us by the selling shareholders, the following table provides information as of November 25, 2008, regarding the number of shares of our common stock held by each of the selling shareholders as of the date hereof, including: (1) the total number of shares that are to be offered by each; (2) the percentage owned by each prior to the offering; (3) the percentage owned by each upon completion of the offering; and (4) the identity of the beneficial holder of any entity that owns the shares.

Except as disclosed in the table below, to the best knowledge of management of the Company, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Except as disclosed below, none of the selling shareholders

(i)         has had a material relationship with us or any of our affiliates other than as a security holder at any time within the past three years; or

(ii)         has ever been one of our officers or directors.

Except as disclosed in the table below, none of our selling shareholders are broker-dealers or affiliates of broker-dealers.

	Name and Address of Selling Shareholders	Shares Beneficially Owned Prior to the Offering			Total Shares Offered by this Prospectus (1)	Shares Beneficially Owned After the Offering
		Number		Percent		Number	Percent
1	Robert Birarda Vancouver, BC	1,155,000	(2)	3.6%	1,155,000	0	0%
2	Heather Birarda West Vancouver, BC	15,000	(2)	0%	15,000	0	0%
3	James Borkowski Vancouver, BC	15,000	(3)	0%	15,000	0	0%
4	Julian Borkowski Surrey, BC	15,000	(3)	0%	15,000	0	0%
5	John David Brougham Roberts Creek, BC	1,310,000	(4)	4.1%	160,000	0	0%
6	Caamano Sound Fishing Vancouver, BC	20,000		0.1%	20,000	0	0%

	Name and Address of Selling Shareholders	Shares Beneficially Owned Prior to the Offering			Total Shares Offered by this Prospectus (1)	Shares Beneficially Owned After the Offering
7	Marc Casavant Port Coquitlam, BC	20,000		0.1%	20,000	0	0%
8	Yung Hsuan Chou Taipei, Taiwan	1,150,000		3.6%	1,150,000	0	0%
9	Shih-Yi Chuang Chu-Chi Shiang Cha-Yi, Taiwan	7,022,000	(5)	21.9%	1,550,000	5,472,000	17.1%
10	Geoff Cribbs Vancouver, BC	15,000		0%	15,000	0	0%
11	Jean Sui De Melt North Vancouver, BC	20,000		0.1%	20,000	0	0%
12	Cale Dougans Vancouver, BC	5,000		0%	5,000	0	0%
13	Craig Engelsman Vancouver, BC	20,000		0.1%	20,000	0	0%
14	Paul Guedes Vancouver, BC	20,000		0.1%	20,000	0	0%
15	Graham Heal Vancouver, BC	20,000		0.1%	20,000	0	0%
16	Nick Houghton Vancouver, BC	1,140,000		3.6%	1,140,000	0	0%
17	Holly Johnson Port Coquitlam, BC	1,150,000		3.6%	1,150,000	0	0%
18	Judith G. King Vancouver, BC	160,000		0.5%	160,000	0	0%
19	Mark Likness Maple Ridge, BC	20,000		0.1%	20,000	0	0%
20	Rob Marwood Langley, BC	20,000		0.1%	20,000	0	0%
21	Jane MacDonald Vancouver, BC	15,000		0%	15,000	0	0%
22	Greg MacRae Surrey, BC	20,000		0.1%	20,000	0	0%
23	Dan Moshor Langley, BC	20,000		0.1%	20,000	0	0%
24	Walter Mustapich Vancouver, BC	15,000		0%	15,000	0	0%
25	Pamela Estelle Nendick Vancouver, BC	15,000		0%	15,000	0	0%

	Name and Address of Selling Shareholders	Shares Beneficially Owned Prior to the Offering			Total Shares Offered by this Prospectus (1)	Shares Beneficially Owned After the Offering
26	Brenton Nichols Vancouver, BC	20,000	(6)	0.1%	20,000	0	0%
27	David Nichols Vancouver, BC	20,000	(6)	0.1%	20,000	0	0%
28	Kazuhiro Okitsu Vancouver, BC	15,000		0%	15,000	0	0%
29	Richard Bruce Pierce Maple Ridge, BC	7,022,000	(7) (8)	21.9%	1,550,000	5,472,000	17.1%
30	RoseMarie Pierce Gibsons, BC	1,310,000	(4)(7)	4.1%	1,150,000	0	0%
31	Leslie Robertson Vancouver, BC	6,500		0%	6,500	0	0%
32	Gwen Roland Vancouver, BC	30,000	(9)	0.1%	15,000	0	0%
33	Raymond W. Roland Vancouver, BC	30,000	(9)	0.1%	15,000	0	0%
34	Andrew Shannon Vancouver, BC	15,000		0%	15,000	0	0%
35	David W. Smalley Vancouver, BC	3,104,000	(10)	9.7%	1,280,000	1,824,000	5.7%
36	Andrew Lee Smith Vancouver, BC	7,182,000	(11)	22.4%	1,710,000	5,472,000	17.1%
37	John Carson Speers Pitt Meadows, BC	1,140,000		3.6%	1,140,000	0	0%
38	Starfire Minerals Inc. Vancouver, BC	75,000	(8)	0.2%	75,000	0	0%
39	Craig Taylor Vancouver, BC	15,000		0%	15,000	0	0%
40	Douglas Tettman Vancouver, BC	15,000		0%	15,000	0	0%
41	Nicholas F. Watters Victoria, BC	20,000		0.1%	20,000	0	0%
	Total				13,836,500

(1)     Shares offered by this Prospectus do not include shares deemed beneficially held by the selling shareholders.

(2)     Robert Birarda is the son of Heather Birarda.  Robert Birarda has no beneficial interest in the shareholding of Heather Birarda, neither does Heather Birarda have a beneficial interest in the shareholding of Robert Birarda.

(3)     James Borkowski is the son of Julian Borkowski.  James Borkowski has no beneficial interest in the shareholding of Julian Borkowski, neither does Julian Borkowski have a beneficial interest in the shareholding of James Borkowski.

(4)     John David Brougham is the common-law husband of RoseMarie Pierce.  The beneficial ownership of shares by John David Brougham and RoseMarie Pierce may be attributable to the other party's respective holdings, and the number of shares owned and percentage ownership of John David Brougham includes shares owned by RoseMarie Pierce and vice versa.

(5)     Shih-Yi Chuang is a director of the Company.

(6)     Brenton Nichols is the brother of David Nichols.  Brenton Nichols has no beneficial interest in the shareholding of David Nichols, neither does David Nichols have a beneficial interest in the shareholding of Brenton Nichols.

(7)     Richard Pierce is a director and our President, Secretary and Treasurer, sole executive officer.  Richard Pierce is the brother of RoseMarie Pierce.  Richard Pierce has no beneficial interest in the shareholding of RoseMarie Pierce, neither does RoseMarie Pierce have a beneficial interest in the shareholding of Richard Pierce.

(8)     Richard Pierce is also a director of Starfire Minerals Inc.  Mr. Pierce disclaims ownership over shares held by Starfire.

(9)     Gwen Roland is the wife of Raymond W. Roland.  The beneficial ownership of shares by Gwen Roland and Raymond W. Roland may be attributable to the other party's respective holdings, and the number of shares owned and percentage ownership of Gwen Roland includes shares owned by Raymond W. Roland and vice versa.

(10)   David W. Smalley is legal counsel to the Company.

(11)   Andrew Lee Smith is a director of the Company.

Plan Of Distribution

Summary

We have agreed to register for public resale our common shares, which have been issued to the selling shareholders. This offering will terminate on the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The selling shareholders will receive all of the net proceeds from their sales. Prior to having its shares quoted on OTCBB, the selling shareholders may, from time to time, sell all or a portion of the shares of common stock of our Company, which they own at $0.25 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.25 per share. Presently, the selling shareholders cannot sell their common stock of our Company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company".

The selling shareholders may sell their shares of common stock of our Company directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling shareholder or, if any such broker or dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.

The selling shareholders and any brokers, dealers or agents that participate with the selling shareholders in sales of their shares of common stock of our Company may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of our shares of common stock offered hereby other than broker or dealer discounts and commissions.

Selling shareholder's "Underwriter" Status; prospectus Delivery Requirement

Shareholders of the Company who resell their securities pursuant to this prospectus may be deemed to be statutory "underwriters" (as defined in Securities Act of 1933 Section 2(11)) and "engaged in a public distribution". Accordingly, Santos intends to deliver a prospectus to each shareholder. Each selling shareholder should review it carefully and deliver it to any broker or dealer engaged to sell stock or to any buyer in a direct sale. Selling shareholders and certain brokers and dealers are required to deliver a prospectus 48 hours prior to confirming sales. Additional copies of the prospectus may be printed by accessing it on the SEC website at http://www.sec.gov, or it may be obtained by writing or calling Santos Resource Corp. at 11450 - 201A Street, Maple Ridge, British Columbia, Canada V2X 0Y4, telephone

(604) 460-8440. See "Selling Shareholders" above for information as to the largest shareholders, the amounts owned, and any relationships with Santos.

Suggested Selling Shareholder's Underwriting Compliance Procedures

Except as indicated under "Selling Shareholders" none of the shareholders is known to Santos to be a broker- dealer or affiliates of broker-dealers or to have any experience in the distribution of securities or to have any material relationships with Santos. Santos is not aware of any intent by a shareholder to engage in passive market making transactions as permitted by Rule 10b-6A under the Securities Exchange Act of 1934 or in stabilization or other transactions affecting the market price. We are not aware of any intent by our officers, directors or principal shareholders to purchase shares from selling shareholders.

It is suggested to selling shareholders that, to avoid technical violations of underwriting regulations, they should observe the prospectus delivery requirement described herein and also consult with their legal counsel. These suggestions do not constitute legal advice or any representation or warranty that these are necessary or sufficient to comply with, or avoid enforcement action (civil or criminal) for alleged violations of, any type of law. Shareholders engaging in any direct or indirect transactions of any nature as to any of Santos' securities do so at their own risk and expense. All sales should be conducted through brokers or dealers, who should be given a copy of the prospectus and advised of the SEC and NASD position that such sales may be deemed to be part of a "public distribution" by statutory "underwriters" (selling shareholders). No purchases of shares or other transactions having the purpose or effect of affecting the price should be engaged in by or on behalf of shareholders before or after the sale. Santos' public reporting status should be brought to the brokers' or dealers' and buyers' attention. Updated information about Santos will be in its reports to the SEC at http://www.sec.gov. See "Available Information" near the end of the prospectus, for further details on how to obtain copies of such reports.

Although isolated resales often are exempt from state "blue sky" securities regulation and registration requirements, and the reporting company status of an issuer broadens the availability of resale exemptions, selling shareholders should be cautious in view of their "underwriter" status in the eyes of the SEC and NASD. They are urged to consult qualified local securities counsel. Santos is not undertaking, and it will be the selling shareholders' responsibility, to file any necessary state exemption, qualification, or registration statements or notices (such as Form U-1) and offering documents (such as this prospectus) if needed for resales in a particular state.

The selling shareholders may offer their shares of common stock at various times in one or more of the following transactions:

  in the over-the-counter market;

  in private transactions other than in the over-the-counter market;

  in connection with short sales of our shares;

  by pledge to secure debts and other obligations; or

  in a combination of any of the above transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. Until the shares of the Company are quoted for trading on the OTCBB, the selling shareholders will sell their shares at a price of $0.25 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.25 per share.

The selling shareholders may use brokers or dealers to sell their shares. Sales through brokers or dealers may involve one or more of the following:

  block trades in which the broker or dealer so engaged will attempt to sell the selling shareholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or

  ordinary brokerage transactions and transactions in which the broker solicits purchasers.

If a broker or dealer is engaged by a selling shareholder, such broker or dealer may either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling shareholders may act as principals or agents in connection with the offer or sale of shares by selling shareholders.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule.

Selling shareholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:

  shall not engage in any stabilization activity in connection with our securities;

  shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and

  shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The selling shareholders and any brokers, dealers or agents that participate with the selling shareholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act. Any commissions received by such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Canadian Securities Law

Selling shareholders who are resident of Canada will have to rely on available prospectus exemptions to resell their securities. If they cannot rely on an available prospectus exemption, such Canadian residents may be subject to an indefinite hold period with respect to their securities of Santos. All Canadian shareholders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their securities of Santos. For as long as Santos is not a reporting issuer in British Columbia, selling shareholders who are residents of British Columbia may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell their shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)        The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.

(2)        The seller's residential address or registered office is in British Columbia.

(3)        A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.

(4)        If the seller is a control person of the company, then the seller has held the securities for at least 6 months.

(5)        The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)        The seller sells the securities through a registered investment dealer.

(7)        The registered investment dealer executes the trade through an exchange, or market, outside Canada.

(8)        There has been no unusual effort made to prepare the market or create a demand for the securities.

(9)        The seller has not paid any extraordinary commission or other consideration for the trade.

(10)       If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

On September 15, 2008, the British Columbia Securities Commission adopted policy BC Instrument 51-509 "Issuers Quoted in the U.S. Over-the-Counter Markets", which designates a company to be a reporting issuer under the B.C Securities Act if that company has issued a class of securities that has been assigned a ticker symbol on the OTCBB or the Pink Sheets and has not issued a class of securities that are listed or quoted on a major North American stock exchange; and

(a)        on or after September 15, 2008, the business of that company has been directed or administered in or from British Columbia; or

(b)        on or after September 15, 2008, investor relations activities have been carried on in or from British Columbia by or on behalf of that company; or

(c)        that company received its ticker-symbol on or after September 15, 2008 and that company has previously distributed securities to a person resident in British Columbia.

According to BC Instrument 51-509, if and when the shares of our common stock are quoted on the OTCBB, Santos will be deemed to be a reporting issuer in British Columbia and BC Instrument 72-502 will not be available to selling shareholders. If and when the shares of our common stock are quoted on the OTCBB, selling shareholders who are resident of British Columbia will need to rely on another exemption other than BC Instrument 72-502. If they cannot rely on an available prospectus exemption, such selling shareholders may be subject to an indefinite hold period with respect to their securities of Santos.

Legal Proceedings

We are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Our agent for service of process is Business First Formations, Inc., of 3990 Warren Way, Reno, Nevada USA 89509.

Directors, Executive Officers, Promoters And Control Persons

Executive Officers And Directors

The following table sets forth the directors and executive officers of our Company, their ages, term served and all officers and positions with our Company. Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity.

Name	Age	Position
Richard Pierce	47	Director and President, Secretary and Treasurer
Shih-Yi Chuang	30	Director
Andrew Lee Smith	52	Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors:

Richard Pierce has been a Director, President and Secretary-Treasurer of the Company since September 13, 2006. Mr. Pierce is also presently the President and CEO of GFR Pharma Ltd. (since 1998), GFR Health Ltd. (since 1998) and Biologic Nutritional Resources Inc. (since 2006). GFR Pharma is a contract manufacturer of Nutraceutical products, GFR Health distributes Nutraceutical products for the human market, and Biologic distributes nutraceuticals for the pet (animal) market. Mr. Pierce was also President and CEO of GFR Pharmaceuticals Inc. (from 2000 to 2006), a Nevada company whose shares are quoted on the NASD OTC Bulletin Board. Mr. Pierce is also presently a director of Starfire Minerals Inc., a British Columbia company whose shares are listed on the TSX Venture Exchange, and the Berlin, Frankfurt and Struttgart Stock Exchanges in Germany. Starfire is also an exploration company with mineral properties and projects in Ontario and British Columbia. Mr. Pierce is one of five directors of Starfire, and in the event of a conflict, Mr. Pierce will abstain from voting on a directors resolution in both Santos and Starfire.

Shih-Yi Chuang has been a Director of the Company since June 26, 2007. Mr. Chuang has been working in the investment field as a wealth management advisor for Cathay Life in Taiwan since 2001. Mr. Chuang is currently an assistant manager in the wealth management division and as one of the largest life insurance companies in Asia, Mr. Chuang's experience includes working with some of Cathay Life's largest clients advising them on insurance and equity investment strategies. Mr. Chuang is also heavily involved in training Cathay Life advisors and giving speeches on investing for Cathay Life.

Mr. Chuang holds a Masters Degree in Information Management in 2001 from Trans World University in Tai-Nai, Taiwan. Presently, Mr. Chuang is not on the board of any public companies, although he has previously served as a director of public companies.

Andrew Lee Smith, B.Sc., P.Geo., has been a Director of the Company since May 24, 2006. Mr. Smith was the President of the Company from May 24, 2006 to September 13, 2006. Mr. Smith has over 20 years of experience in exploring, developing and operating North American base and precious metal mining projects. He is presently the President of Iron Mask Exploration Ltd., a Vancouver-based corporate and geological management firm that consults to the mining industry. Mr. Smith is also presently Chief Executive Officer and a director of Canaco Resources Inc., and Chief Executive Officer, President and a director of True North Gems, both companies listed on the TSX Venture Exchange. Mr. Smith is also a director of Daytona Energy Corp. and Cincoro Capital Corp., companies listed on the TSX Venture Exchange; and a director of Candente Resource Corp., a company listed on the Toronto Stock Exchange.

Mr. Smith holds a Hons. BSc in Earth Sciences from the University of Waterloo and is a professional geologist. He has been a registered member of the Association of Professional Engineers and Geoscientists of British Columbia since January 2001. Prior to this date, he was a Fellow of the Geological Association of Canada and the Society of Economic Geologists.

We intend to rely on Mr. Smith to provide the expertise in geological exploration in order for us to carry our planned exploration program. If we do retain the services of Mr. Smith, we will compensate Mr. Smith at the public going rate. However, Mr. Smith may not be able to devote sufficient time to our exploration program, as and when needed. We may need to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. We have not contracted with any geologist to assist with the exploration programs. At the right time, we will hire from the available pool of contract geologists depending on the time of the year and availability of experience. Presently, there are no other agreements or understandings to hire such geologists or engineers.

During our early stages of business development, our President intends to devote approximately 10 hours per week of his time to our business. If, however, the demands of our business require more business time, such as raising additional capital or addressing unforeseen issues with regard to our plan of operations, he is prepared to adjust his timetable to devote up to 15 hours a week on our business in furtherance of our plan of operations. However, Mr. Pierce may not be able to devote sufficient time to the management of our business, as and when needed.

Executive Compensation

Presently, we do not pay our directors or officers any salary or consulting fees. Our directors and executive officer do not currently receive and have never received any compensation for serving as a director or executive officer of the Company. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. Presently, there are no plans or agreements for compensation of our officers and directors even if certain milestones are achieved in the business plan. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended February 29, 2008, by Mr. Richard Pierce, our sole executive officer, and our directors.

Summary Compensation Table

	Compensation - February 29, 2008		($) Number of shares Underlying
Name and Principal Position	Salary	($) Bonus	Options (#)
Richard Pierce President, Secretary and Treasurer	None	None	None

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards or Options (#)	All other Compensation All other Compensation ($)
Richard Pierce	None	None	None
Shih-Yi Chuang	None	None	None
Andrew Lee Smith	None	None	None

We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to 20% of our outstanding shares of common stock for that purpose.

Significant Personnel

We have no significant personnel other than our officers and directors. We presently rely on consultants and other third party contractors to perform administrative and geological services for the Company. We have no formal contracts with any of these consultants and contractors.

Committees of the Board of Directors

The functions of the audit committee are currently carried out by our Board of Directors. We do not have an audit committee or financial expert on our Board carrying out the duties of the audit committee. Our Board has determined that we do not need such an expert because we are a start-up exploration company and have no revenue. The cost of hiring a financial expert to act as a director of Santos and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the audit committee. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions within the Company. A copy of the code of ethics is filed with the SEC as an exhibit to this registration statement and a copy may also be obtained without charge by contacting the Secretary of the Company at 11450 - 201A Street, Maple Ridge, British Columbia, Canada V2X 0Y4.

Involvement in certain legal proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information as of November 25, 2008, with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group. Unless otherwise indicated, the address for each listed person is c/o Santos Resource Corp., 11450 - 201A Street, Maple Ridge, British Columbia V2X 0Y4.

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Richard Pierce President, Secretary & Treasurer and Director	Common	7,022,000	21.9%
Shih-Yi Chuang Director	Common	7,022,000	21.9%
Andrew Lee Smith Director	Common	7,182,000	22.4%
David W. Smalley Vancouver, BC	Common	3,104,000	9.7%
All officers & directors as a group (3 persons)	Common	21,226,000	66.2%

(1)   The percentage of class is based on 32,076,500 shares of common stock outstanding as of the date hereof.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Capital Stock

The shares registered pursuant to this registration statement are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Santos is presently authorized to issue 75,000,000 shares of common stock, with a par value of $0.001 per share. As of the date hereof, there were 32,076,500 shares of our common stock issued and outstanding, held by 41 stockholders of record.

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing ten-percent (10%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore. See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of Santos, the holders of shares of our common stock will be entitled to receive pro rata all assets of Santos available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date hereof, Santos has no preferred stock authorized or issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation state that these provisions do not apply.

Combinations with Interested Stockholders

Nevada revised statues sections 78.411 to 78.444 provide state regulations over combination with the interested stockholder or any corporation, which is, or after the merger or consolidation, would be, an affiliate or associate of the interested stockholder, unless the articles of incorporation or bylaws of the corporation provide that the provisions of those sections do not apply. Our articles of incorporation state that these provisions do not apply.

Interests of Named Experts and Counsel

David W. Smalley is counsel for Santos, owns 3,104,000 shares of common stock of Santos and is named as a Selling Shareholder in this prospectus. Mr. Smalley is also a partner of Fraser and Company LLP, a law firm that has provided an opinion on the validity of our common stock offered by the Selling Shareholders.

Except as described above, no experts or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in Santos. Nor was any such person connected with Santos as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal Matters

Fraser and Company LLP has provided an opinion on the validity of our common stock offered by the Selling Shareholders.

Experts

MacKay LLP, Chartered Accountants ("MacKay"), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. MacKay has presented their report with respect to our audited financial statements. The report of MacKay is included in reliance upon their authority as experts in accounting and auditing.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have not been any changes in or disagreements with our accountants on accounting and financial disclosure or any other matter.

Market For Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. We are qualifying for resale up to 13,836,500 common shares pursuant to this registration statement. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

New Rule 144

Santos is presently a "shell company" as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Effective February 15, 2008, the SEC amended Rule 144 of the Securities Act of 1933, which do not allow shareholders to rely on Rule 144 for the resale of securities of a shell company. Shareholders may only rely on new Rule 144 if Santos ceases to be a shell company and only if all of the following conditions are met: the issuer has ceased to be a shell company; the issuer is subject to the reporting requirements of the Exchange Act; the issuer has filed all Exchange Act reports required for the past 12 months; and at least one year has elapsed from the time that the issuer filed current Form 10 information on Form 8-K changing its status to a non-shell company.

If Santos is defined as not a "shell company", a total of 18,240,000 shares of our restricted common stock will be available for resale to the public, in accordance with the volume and trading limitations of new Rule 144. Also pursuant to the amended provisions of Rule 144, following the six-month holding period but before one year after their acquisition of the securities, a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale, will be able to make unlimited public resales under Rule 144 except that the current public information requirement will still apply. After the one-year holding period, such non-affiliates may make unlimited public resales under Rule 144 and need not comply with any other Rule 144 requirements.

If Santos is not a "shell company", then under the new Rule 144, a person who has beneficially owned shares for at least six months is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock, which in our case is 320,765 shares as of the date of this prospectus; or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied.

The one year and six month holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. However, we are a "shell company" and shareholders holding restricted stock cannot rely on Rule 144 to resell their restricted shares.

Penny Stock Regulation

Our shares will have to comply with the Penny Stock Reform Act of 1990, which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that has to comply with the penny stock rules. As our shares immediately following this offering will likely have to comply with such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Holders

There are 41 shareholders of record for the common shares.

Dividends

No dividends have been declared on the common shares as of the date hereof.

Disclosures of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Transactions with Related Persons

On June 19, 2007, we issued 24,170,000 shares of our common stock to Richard Pierce, Shih-Yi Chuang and Andrew Lee Smith, our directors and officers, at $0.0005 per share and an aggregate proceeds of $12,085. Also on June 19, 2007, we issued 1,150,000 shares of common stock $0.0005 per share to RoseMarie Pierce, sister of our sole officer and a director Richard Pierce.

On June 25, 2007, we entered into a Property Option Agreement with Starfire Minerals Inc. that allows us to acquire a 75% interest in and to the Lourdeau Claims. On May 29, 2008, we amended the property option agreement with Starfire whereby our option to acquire the Lourdeau Claims is subject to the approval of the TSX Venture Exchange, which approval was obtained in September 2008. Pursuant to the Property Option Agreement we paid Starfire $10,582 (CAD$10,000); issued 75,000 shares of common stock to Starfire; and instead of incurring CAD$25,000 of expenditures by September 30, 2008, we paid Starfire $24,094 (CAD$25,000) in cash. Under the Property Option Agreement we are obligated to incur additional expenditures of approximately $19,574 (CAD$25,000) on Lourdeau Property before July 25, 2009 or pay Starfire either 100% in cash or 50% in cash and 50% in shares (valued at the weighted average trading price during the 10 trading days preceding the period ended). One of the directors of Starfire is Richard Pierce, our President, Secretary-Treasurer and a director. The 75,000 shares have a deemed value of $11,250.

On July 16, 2007, we entered into a services retainer agreement with Fraser and Company LLP, to provide legal services to Santos. David Smalley, a partner of Fraser and Company LLP, owns 3,104,000 shares of common stock of Santos. Pursuant to the agreement, Fraser and Company LLP will provide legal services in connection with the organization and set up of Santos and the preparation and filing of a registration statement with the SEC for a fee of CAD$50,000 plus taxes. An initial payment of $33,452

(CAD$30,000 plus CAD$3,600 of taxes) was paid on filing of the initial registration statement, and the balance of approximately $17,538 (CAD$20,000 plus CAD$2,400 of taxes) is payable upon the registration statement being declared effective by the SEC.

On February 1, 2008, we issued 160,000 shares of common stock at $0.15 per share, to Andrew Lee Smith, a director of Santos.

We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Pierce, will be available for any specific length of time in the future. Mr. Pierce anticipates initially devoting up to approximately 10 hours a week of his business time to the affairs of our Company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Pierce is prepared to devote up to 15 hours a week in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our Company would be determined if and when such arrangements become necessary.

Business

History and Organization

Santos was incorporated under the laws of the state of Nevada on May 24, 2006. We have not commenced business operations and we are considered an exploration stage company. We are defined as a "shell company" under the Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act because we have nominal operations and nominal assets. To date, our activities have been limited to organizational matters, obtaining a geological report on the Lourdeau Claims and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our Company, the founding shareholders of our Company contributed an aggregate of $15,520 cash in exchange for a total of 31,040,000 shares of common stock. On February 1, 2008, we raised another $144,226 from 32 BC resident placees by issuing 961,500 shares of common stock.

Property Option Agreement

Under the Property Option Agreement entered into in June 2007, and amended in May 2008, we acquired an option to acquire a 75% interest in and to 18 mineral claims called the Lourdeau Claims from Starfire Minerals Inc., the registered owner of the Lourdeau Claims. The Lourdeau Claims consist of 18 mineral claims covering approximately 900.75 hectares (9.01 km2), located in the La Grande geological area of Quebec in the James Bay Territory about 620 miles (1,000 km) north of Montreal, Quebec. The following table sets forth the details of the claims.

Title No.	Surface Area in Ha	Titleholder	Expiry Date
CDC87500*	50,03	Starfire Minerals Inc.	2009/07/18
CDC87501*	50.03	Starfire Minerals Inc.	2009/07/18
CDC87502*	50.03	Starfire Minerals Inc.	2009/07/18
CDC87503*	50.03	Starfire Minerals Inc.	2009/07/18
CDC87504*	50.03	Starfire Minerals Inc.	2009/07/18
CDC87505*	50.04	Starfire Minerals Inc.	2009/07/18
CDC87506*	50.04	Starfire Minerals Inc.	2009/07/18
CDC87507*	50.04	Starfire Minerals Inc.	2009/07/18
CDC87508*	50.04	Starfire Minerals Inc.	2009/07/18
CDC87509*	50.04	Starfire Minerals Inc.	2009/07/18
CDC87510*	50.05	Starfire Minerals Inc.	2009/07/18
CDC87511*	50.05	Starfire Minerals Inc.	2009/07/18
CDC87512*	50.05	Starfire Minerals Inc.	2009/07/18
CDC87513*	50.05	Starfire Minerals Inc.	2009/07/18
CDC87514*	50.05	Starfire Minerals Inc.	2009/07/18
CDC87515*	50.05	Starfire Minerals Inc.	2009/07/18

Title No.	Surface Area in Ha	Titleholder	Expiry Date
CDC87516*	50.05	Starfire Minerals Inc.	2009/07/18
CDC87517	51.05	Starfire Minerals Inc.	2009/07/18
*Decree no. 241-86

Under the Property Option Agreement, Starfire Minerals Inc. has a 3% Net Smelter Return ("NSR") royalty interest in the Lourdeau Claims, if and when Santos exercises its option to acquire a 75% interest in the Lourdeau Claims by making the required cash and share payments. NSR means the actual proceeds received from the sale of ore, metals or concentrated products from the Lourdeau Property derived from commercial production as recorded by the producer and net of any smelting and refining charges, penalties, costs of transportation of ores, metals or concentrates from the Lourdeau Property to any mint, smelter or other purchaser, cost of insurance of the products, and any export and import taxes levied with respect to production from the Lourdeau Property.

Santos also has the right to purchase up to two-thirds of the NSR royalty (i.e. 2% of the NSR royalty) on the basis of $100,000 for each 0.1% of the NSR royalty (i.e. $100,000 per 0.1% NSR royalty) acquired on the first one-half of the NSR royalty, and $150,000 for each 0.1% of the NSR royalty (i.e. $150,000 per 0.1% NSR royalty) thereafter for the remaining NSR royalty (i.e. the remaining 1% NSR royalty). To exercise its option to purchase the NSR royalty or any portion thereof, Santos must provide Starfire with at least 30 days advance written notice of its intention to do so, and must close upon each purchase within 60 days of each notice.

Under the Property Option Agreement, Santos is required to make all filings related to the Lourdeau Property and to maintain the Lourdeau Claims in good standing by preparing and filing the assessment reports, paying taxes and keeping the Lourdeau Property free and clear of all liens and encumbrances. As of the date hereof, all required filings have been made to maintain the 18 mineral claims in good standing until July 18, 2009.

In order to exercise the Option and to earn its 75% interest in the Property, Santos has to pay Starfire $10,582 (CAD$10,000) in cash payment and issue 75,000 shares to Starfire, and incur an aggregate of CAD$50,000) in expenditures before July 25, 2009, within the following time schedule:

(a)      pay $10,582 (CAD$10,000) upon signing of the Property Option Agreement (paid);

(b)     issue and deliver 75,000 shares within 10 business days of the date of approval of the Property Option Agreement by the board of directors of Santos (issued);

(c)     incur $24,094 (CAD$25,000) of expenditures on the Lourdeau Property on or before September 30, 2008 (paid); and

(d)     incur additional expenditures of approximately $19,574 (CAD$25,000) on the Lourdeau Property on or before July 25, 2009.

Any shares delivered, cash payments made, or expenditures incurred toward the option price that is over and above that required to be made during a particular time shall be carried forward and applied against the required payment in subsequent periods.

If Santos does not incur the full amount of expenditures within the set time period, Santos may, within 45 days after the end of the period, pay Starfire the outstanding balance to be incurred for that specific year by way of either 100% cash or 50% cash and 50% shares (valued at the weighted average trading price during the 10 trading days preceding the period ended). After these payments, the option from Starfire remains in good standing and Santos will be deemed to have acquired 75% of the Lourdeau Claims from Starfire.

Specifically, we anticipate spending the following over the next 12 months:

  $22,000 for operating expenses and $23,000 for payment of offering expenses related to this Registration Statement; and

  approximately $84,223 (CAD$107,570) in connection with the completion of our recommended geological work program.

We expect our total expenditures for the next 12 months to be in the range of $55,000 (if we pay Starfire the required expenditures by way of 50% cash and 50% shares) to $130,000 (if we carry out the exploration program).

In the event Santos earns a 75% interest in the Lourdeau Property, Starfire and Santos agree to negotiate in good faith the terms and conditions of entering into a joint venture agreement to carry out further exploration and mining activities on the Lourdeau Property, with the intention that all costs and profits will be split proportionately the by the parties according to their ownership of the property.

Technical Report on Properties

Mr. Michel Boily, Ph.D., P. Geo. was hired by Santos to provide a Technical Report in July 2007 on the Lourdeau Claims. Mr. Boily has been continuously practicing in his profession as a geologist since 1988, and is a specialist of granitoid-hosted precious and rare metal deposits in Quebec. He graduated from the University of Montreal (1988) in Quebec, Canada, with a PhD in geology. He is a registered Professional Geologist in good standing with l'Ordre des Géologues du Québec (permit no. 1097). Mr. Boily does not have any interest in the Lourdeau Property or the Company.

Mr. Boily does not have any interest in the Lourdeau Property or the Company. The report is based on published and private reports, maps and data provided by the Company and in the public domain. Mr. Boily's report details the geological and exploration history of the Lourdeau Property, including the land status, climate, geology and mineralization. Based upon previous exploration activity in the area, Mr. Boily recommends the Company conduct a specific exploration program on the Lourdeau Property. The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program.

Recommended Exploration Program

Mr. Boily recommends a systemic surface sampling program of the Lourdeau Vein site and its vicinity, and the northern edge of the Lourdeau Hill, incorporating grab and channel sampling, in order to get a solid geochemical assay database. Mr. Boily recommends obtaining a helicopter-borne geophysical survey to cover the rest of the Lourdeau Property. Mr. Boily recommends the geophysical magnetic and radiometric surveys to be done on a 100 m spaced grid. This program is estimated to cost approximately $84,223 (CAD$107,570).

Depending on the results of this program, the next phase could involve a drilling campaign which would define the targets acquired during the geophysical surveys and sampling campaign. The focus of the drilling will be the uranium-mineralized sandstones at the Lourdeau Hill, with the gold, copper and silver-mineralized metavolcanic constituting secondary targets.

Geological Exploration Program

Our mineral claims presently do not have any mineral reserves. There is no mining plant or equipment located on the property.

We have not yet commenced physical exploration of the Lourdeau Claims. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

The exploration program proposed by the Company's independent consultant is designed to determine whether mineralization exists to the extent that further exploration is recommended to outline any such mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. If we decide to abandon our mineral claim at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. The other properties may be located in the same mining district or we may in the future explore properties located in other jurisdictions, which may include other provinces in Canada, or in the United States. Currently, the Company does not have any other properties or any intentions of acquiring any other properties.

We plan to conduct a systemic surface sampling program of the Lourdeau Vein site and its vicinity, and the northern edge of the Lourdeau Hill, incorporating grab and channel sampling, in order to get a solid geochemical assay database. Mr. Boily recommends obtaining a helicopter-borne geophysical survey to cover the rest of the Lourdeau Property. Mr. Boily recommends the geophysical magnetic and radiometric surveys to be done on a 100 m spaced grid.

Depending on the results of this program, the next phase could involve a drilling campaign which would define the targets acquired during the geophysical surveys and sampling campaign. The focus of the drilling will be the uranium-mineralized sandstones at the Lourdeau Hill, with the gold, copper and silver-mineralized metavolcanic constituting secondary targets.

We presently have funds to meet our general operating expenses and to meet our obligations under the Property Option Agreement. We do not have the funds to conduct the recommended exploration program. Due to extreme weather conditions, exploration activities can only be conducted between June and August of each year. We are attempting to raise additional money, and have not started the exploration program this year. Even if we are able to raise additional money, we can only conduct the exploration program on the Lourdeau Property in the summer of 2009.

The recommended exploration program costs approximately $84,223 (CAD$107,570) and consists of the following:

Geophysical Survey	Approximate in US$	Cost in CAD$
Spectrometry, Gradiomag (Helimager) and VLF
$200 x 120 km (line spacing: 100 m)	$18,791	CAD$24,000
Mobilization/demobilization	$11,745	CAD$15,000
Channel and Grab Sampling
Analyses: 150 samples @ $50/sample	$5,872	CAD$7,500
Supervision: geologist/ 2 technicians for 5 days @ $925/day	$3,621	CAD$4,625
Transport and Lodging
Transport Montreal-Radisson .	$783	CAD$1,000
Lodging and food for 3 people x 5 days	$2,936	CAD$3,750
Rentals (truck, ATV, saws, etc.)	$3,915	CAD$5,000
Helicopter
3 hours/day x 5 days x $1,250/day	$14,681	CAD$18,750
Fuel: 3 hours/day x 5 days x 160 liters x $2/liters	$3,758	CAD$4,800
Mineralogy: SEM Analyses
5 samples x $500/sample	$1,957	CAD$2,500

Subtotal	$68,059	CAD$86,925
Contingency (10%)	$6,806	CAD$8,693

Total before taxes	$74,865	CAD$95,618
GST (5%)	$3,743	CAD$4,781
QST (7.5%)	$5,615	CAD$7,171
Grand Total	$84,223	CAD$107,570

We have not hired any personnel to perform the geological work on the Lourdeau Property. Any geologist that we hire in the future will be responsible for selecting the appropriate personnel and incurring all worker-related costs, which we will reimburse for such services.

The sections below describing the property are excerpts from a technical report dated August 2007 prepared by Mr. Boily, our consulting geologist. Mr. Boily has not visited the site and no visual inspection has been performed. Mr. Boily's recommendations are based solely on his interpretation of published reports. No drilling was conducted for the benefit of his technical report.

Location, Accessibility, Climate, Local Resources Infrastructure and Physiography

The Lourdeau Property is located in the La Grande geological area of Quebec in the James Bay Territory about 1,000 km north of Montreal. The property lies on the eastern shore of the La Grande 3 Reservoir (LG-3) roughly 2.6 km ENE from a major Hydro-Quebec levee. The property consists of 18 continuous map designed claim units (or cells) in the NTS 32G/12 sheet for a total surface of 900.75 hectares or 9.01 km2.

The nearest village, Radisson (with a population of 400) is located roughly 165 km west of the property. Several services, including lodging, food, gas, hospital, car and truck rental and a regional airport can be obtained within this modern village. To reach the Lourdeau Property, travel from Radisson by road 52 km south on James Bay Road, 90 km west on Trans Taiga Road, and either take a helicopter from the LG-3 airport to the property or take a boat from a major Hydro Quebec levee.

Alternatively, from the town of Matagami travel 568 km north on James Bay Road, and 90 km west on Trans Taiga Road, and either take a helicopter from the LG-3 airport to the property or take a boat from a major Hydro Quebec levee.

The James Bay area is characterized by a continental climate. Summers are very short (from early June to late August) but temperate with average maximum of 60oF (20.0oC) and minimum of 45oF (7.4oC) in July. Winter is harsh and starts in September and lasts until May, with extensive snow precipitations (294 inches or 267 cm) from October to May. Average temperatures during winter months reach -19.3oF (-28.5oC) (minimum) and -.9oF (-18.3oC) (maximum) in January. The topography is typical of the Canadian Shield. The physiography of the region is rough and undulating, glaciation producing a rolling morainal plain with numerous small shallow lakes. The vegetation, adapted to the harsh climate, typifies the Taiga forest where the trees are sparse and small. The dominant species are black spruce and jack pine, but larch, birch and aspen are also present. The ground is covered by pale green lichen commonly called reindeer moss that is highly inflammable during the dry season.

History of the Property

The property has been unexplored since the late 1970's. In the 1960's and 1970's, the Ministère des Richesses naturelles et de la Faune du Québec (MRNFQ), conducted a systematic mapping campaign covering the regions of the La Grande River hydrographic system before the LG-2 and LG-3 reservoirs were progressively filled in the late 1970's.

In 1973, the Société de Développement de la Baie James (SDBJ) undertook a regional geochemical survey of lake bottom sediments that covered the entire James Bay area. Lasting over 5 years, the survey was carried out with a sample density of 1 sample per 9 km2. Geoterrex completed a regional airborne radiometric survey in the James Bay area. The results of the survey are published in aeromagnetic maps pointing out the anomalous sectors (GM 34130). Other general unpublished airborne and ground-based mag survey were completed by Canico, the SDBJ.

In 1974-1975, SES-SDBJ recognized a regional N140o-oriented fault along the La Grande River which was associated in some places with radiometric values greater than 1,000 cps. A follow-up prospection by helicopter identified an anomalous radiometric zone in argillaceous sediments north of the Lourdeau Hill. Later that year, geologists discovered a boulder train of Sakami Fm sandstones resting at the northern base of the hill. The boulder contained yellow and green impregnations in fractures later identified as autunite, malachite and chalcocite. A clearing of the hill summit later allowed the recognition of a network of N125oE oriented fractures through a lenticular layer of sericitic siltstone. The uranium mineralization was associated to this layer, whilst the copper impregnated the surrounding sandstone. This discovery sparked a systematic exploration campaign by the SES-SDBJ throughout 1976 and 1977. The campaign included ground prospection along grids, ground-based radiometric, mag and VLF surveys, rock and soil sampling and ultimately percussion and core drilling.

A series 79 percussion and core drill holes totaling 2.89 miles (4.66 km) were conducted on the Lourdeau Hill on the different targets delimited from the previous exploration work. A close examination of the drill sections reveals the mineralization to be largely confined to a filled zone associated with the main N125oE-oriented fractures. Out of the 25 percussion drill holes conducted on the Lourdeau Vein site, 12 showed interesting values, one showed an isolated radioactive peak.

Conclusions and Recommendations

The Lourdeau Property, unexplored since the late 1970's, holds a potential for high-grade uranium mineralization in Proterozoic silicilastic sediments and in gold, copper and silver in the basement metavolcanic rocks surrounding the sedimentary rocks. Unconformity associated uranium deposits are generally high grade.

The Lourdeau Property, notably the uranium, copper and silver unconformity showing associated to Mid-Proterozoic siliciclastic sediments, represents one of the prime targets of exploration in the James Bay Territory of Quebec. The main uranium showing, the Lourdeau Vein, holds a significant potential for a high grade uranium mineralization. Short percussion drill holes exploring the fracture zone were carried by the SES-SDBJ in the late 1970's and produced interesting uranium values extrapolated from radiometric downhole measurement. We will benefit from the present survey techniques that were not available in the 1970's.

Mr. Boily recommends a systemic surface sampling program of the Lourdeau Vein site and its vicinity, and the northern edge of the Lourdeau Hill, incorporating grab and channel sampling, in order to get a solid geochemical assay database. Mr. Boily recommends obtaining a helicopter-borne geophysical survey to cover the rest of the Lourdeau Property. Mr. Boily recommends the geophysical magnetic and radiometric surveys to be done on a 100 m spaced grid.

Depending on the results of this program, the next phase could involve a drilling campaign which would define the targets acquired during the geophysical surveys and sampling campaign. The focus of the drilling will be the uranium-mineralized sandstones at the Lourdeau Hill, with the gold, copper and silver-mineralized metavolcanic constituting secondary targets.

Geological and Technical Staff

We have not contracted with any geologist to assist with the exploration programs. At the right time, we will hire from the available pool of contract geologists depending on the time of the year and availability of experience. Presently, there are no other agreements or understandings to hire such geologists or engineers.

Competitive Factors

The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral resources. We are a very small exploration company compared to many of our competitors. Although we will be competing with other exploration companies, there is no competition for the exploration of minerals on our mineral claim. We intend to explore and find sufficient mineralization to a point in which major mining companies or mining financial groups would seriously consider pursuing the mineral claim as a valuable and significant acquisition.

Location Challenges

We do not expect any major challenges in accessing the property during the initial exploration stages. However, due to the seasonal winter conditions of the area, we can only access the property between June and August of each year.

Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Quebec specifically.

The key government agency in charge of mining in Quebec, Canada is the Ministry of Natural Resources, or ministere des Ressources naturelles. The Ministry of Natural Resources administers three laws relevant to the mining industry in Quebec: (i) The Mining Act (Loi sur les mines); (ii) The Mining Duties Act (Loi concernant les droits sur les mines); and (iii) SOQUEM Act (Loi sur la société québécoise d'exploration minière).

The Quebec Mining Act allows a mineral explorer to claim a portion of available governmental lands for the exclusive ownership of the mining rights area. Pursuant to the Quebec Mining Act, a foreign company working on mining claims in the Province of Quebec must register with the provincial government of Quebec. We are not registered with the government of Quebec, and we will need to register with the government of Quebec before we work on the Lourdeau Claims.

We currently have no costs to comply with environmental laws concerning our exploration program. A permit is required to penetrate the forested areas with the obligation to store along access zones cut lumber of potential commercial value. We do not expect to be required to obtain additional governmental authorizations or to undertake studies of environmental impact and project approval unless and until we discover commercially viable quantities of mineral deposits. Under the Quebec Mining Act, should we discover mineral deposits and desire to commence mining operations, we will be required to file a mining site rehabilitation plan with the Natural Resources Ministry. This rehabilitation plan discusses how the operator intends to rehabilitate the property following its intended use of the property and includes an estimate of the costs involved in the rehabilitation. We may also be required to obtain permits and distribution rights-of-way from the Natural Resources Ministry for the construction of the access roads and power lines.

Other laws are indirectly relevant to our business, including the Quebec Environmental Quality Act and the Canadian Environmental Assessment Act. These acts are administered by separate provincial and federal governmental agencies that have the separate authority to approve or require changes to a company's impact assessment. Notwithstanding this separate authority, these federal and provincial governmental agencies generally attempt to coordinate their review and approval procedures.

The Quebec Environment Quality Act, includes standards related to protection of the soil, water, and air quality. Article 22 of the Environmental Quality Act requires that any proponent who wants to build or modify the environment in any way obtain a certificate of approval from the Quebec Environment Ministry. Directive 19, established under the Environmental Quality Act, sets criteria for environmental impact studies to accompany applications for certificates of approval under the Act, and also sets standards on the ways different types of mines should operate.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance, but in the near term we expect our activities to require minimal regulatory oversight. If we expand the scope of our activities in the future, it is reasonable to expect expenditures on compliance to rise.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

Initially, we intend to use the services of contractors and consultants for exploration work on our properties. At present, we have no paid employees. We believe keeping a low number of full-time employees will conserve cash and allow greater flexibility in the future.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following presentation of management's discussion and analysis of Santos should be read in conjunction with the financial statements and other financial information included herein.

Overview

Santos was incorporated under the laws of the state of Nevada on May 24, 2006. We have not commenced business operations and we are considered an exploration stage company. We are defined as a "shell company" under the Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act because we have nominal operations and nominal assets. To date, our activities have been limited to organizational matters, obtaining a geological report on the Lourdeau Claims and the preparation and filing of a registration statement on Form S-1.

Plan of Operations

Our business plan is to proceed with the exploration of the Lourdeau Claims to determine whether there are commercially exploitable reserves of base and precious metals. We presently have funds to meet our general operating expenses and to meet our obligations under the Property Option Agreement. We do not have the funds to conduct the recommended exploration program. Due to extreme weather conditions, exploration activities can only be conducted between June and August of each year. We are still attempting to raise additional money, and have not started the exploration program this year. If we are able to raise additional money, we can only conduct the exploration program recommended by Mr. Michel Boily, PhD, P.Geo, in the summer of 2009. We anticipate the recommended program will cost approximately $84,223 (CAD$107,570).

We have not hired any personnel to perform the geological work on the Lourdeau Property. Any geologist that we hire in the future will be responsible for selecting the appropriate personnel and incurring all worker-related costs, which we will reimburse for such services.

During this exploration stage, Mr. Richard Pierce, our president, will only be devoting approximately 10 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months as an outside consultant is performing all exploratory work. If, however, the demands of our business require more time of Mr. Pierce, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business, up to 15 hours. Mr. Pierce is also the principal of GFR Pharma Ltd., GFR Health Ltd. and Biologic Nutritional Resources Inc., and he may not be able to devote the necessary time to the affairs of our business because of competing demands from his other companies.

In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. We will not be using this prospectus in any subsequent unregistered offering and we will comply with applicable integration rules as set forth in Rule 502(a) of Regulation D. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

Risk Factors

An investment in our common stock involves a number of very significant risks. Prospective investors should refer to all the risk factors described under "Risk Factors" commencing on page 8.

Financial Condition

As at August 31, 2008, Santos had a cash balance of $96,952. Management does not anticipate generating any revenue for the foreseeable future. When additional funds become required, the additional funding will come from equity financing from the sale of Santos' common stock. If Santos is successful in completing an equity financing, existing shareholders will experience dilution of their interest in Santos. Santos does not have any financing arranged and Santos cannot provide investors with any assurance that Santos will be able to raise sufficient funding from the sale of its common stock. In the absence of such financing, Santos' business will fail.

Based on the nature of Santos' business, management anticipates incurring operating losses in the foreseeable future. Management bases this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Santos' future financial results are also uncertain due to a number of factors, some of which are outside its control. These factors include, but are not limited to:

  Santos' ability to raise additional funding;

  the market price for minerals; and

  the results of Santos' proposed exploration programs on its exploration mineral properties.

  Due to Santos' lack of operating history and present inability to generate revenues, Santos' auditors have stated their opinion that there currently exists a substantial doubt about Santos' ability to continue as a going concern. This means that there is substantial double whether Santos can continue as an on going business for the next 12 months unless we obtain additional capital to pay our bills. We presently do not have the funds to conduct the recommended exploration program. Further, even if Santos completes its current exploration program, we will require additional funds in order to place the Lourdeau Claims into commercial production.

  Liquidity

  Santos' internal sources of liquidity will be loans that may be available to Santos from management. Although Santos has no written arrangements with any of directors and officers, Santos expects that the directors and officers will provide Santos with internal sources of liquidity, if it is required.

  Also, Santos' external sources of liquidity will be private placements for equity conducted outside the United States. Since inception on May 24, 2006 to August 31, 2008, Santos did not complete any definitive arrangements for any external sources of liquidity.

  Capital Resources

  As of August 31, 2008, Santos had total assets of $101,736 and total liabilities of $19,901 for a net working capital of $81,835, compared with a net working capital of $111,060 as of February 29, 2008.

  There are no assurances that Santos will be able to achieve further sales of its common stock or any other form of additional financing. If Santos is unable to achieve the financing necessary to continue its plan of operations, then Santos will not be able to continue its exploration programs and its business will fail.

  Management estimates that Santos' current cash will be sufficient to fully finance its operations at current and planned levels through February 2009. Management intends to manage Santos' expenses and payments to preserve cash until Santos is profitable, otherwise additional financing must be arranged. Specifically, such cash management actions include donation of office space and services by Santos' sole executive officer.

  Results of Operations

  We did not earn any revenues for the six months ended August 31, 2008 and from inception on May 24, 2006 to February 29, 2008. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

  We incurred operating expenses in the amount of $29,225 for the six months ended August 31, 2008. These operating expenses comprised mainly of professional fees of $25,648. We incurred a loss in the amount of $29,225 for the six months ended August 31, 2008. Our loss was attributable to general and administrative expenses and professional fees.

  We incurred operating expenses in the amount of $70,888 from inception on May 24, 2006 to February 29, 2008. These operating expenses comprised mainly of mineral property costs of $31,580 and accounting and legal expenses of $38,682. We incurred a loss in the amount of $70,888 from inception on May 24, 2006 to February 29, 2008.

  Off-balance Sheet Arrangements

  Santos has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.

  Available Information

  We are filing a registration statement on Form S-1 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Santos Resource Corp. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules. As of the effective date of this prospectus, we will have to comply with the information requirements of the Securities Exchange Act of 1934. Upon effectiveness of the Form S-1 registration statement, we will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports we will be required to file are Forms 10-K, 10-Q and 8-K. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 100 F Street, NE Washington, DC 20549. Copies of the material may be obtained from the public reference section, at prescribed rates. Please call the Commission at 1-800-SEC-0330. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider. Our registration statement and the referenced exhibits can also be found on this site.

  SANTOS RESOURCE CORP.
  INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	42
Combined Balance Sheets as of August 31, 2008 and February 29, 2008	43
Combined Statements of Operations for the six months ended August 31, 2008, for the six months ended August 31, 2007, for the year ended February 29, 2008, for the period from incorporation on May 24, 2006 to February 28, 2007, and for the period from incorporation on May 24, 2006 to August 31, 2008	44
Statement of Stockholders' Equity	45
Combined Statements of Cash Flows for the six months ended August 31, 2008, for the six months ended August 31, 2007, for the year ended February 29, 2008, for the period from incorporation on May 24, 2006 to February 28, 2007, and for the period from incorporation on May 24, 2006 to August 31, 2008	46
Notes to Financial Statements for the year ended February 29, 2008 and the six months ended August 31, 2008	47

  Santos Resource Corp.
  (An Exploration Stage Company)

  Financial Statements

  August 31, 2008

  (Presented In US Dollars)

CHARTERED ACCOUNTANTS MacKay LLP	1100 - 1177 West Hastings Street Vancouver, BC V6E 4T5 Tel: 604-687-4511 Fax: 604-687-5805 Toll Free: 1-800-351-0426 www.MacKayLLP.ca

  Report of Independent Registered Public Accounting Firm

  To the Directors of
  Santos Resource Corp.
  (an Exploration Stage Enterprise)
  Vancouver, Canada

  We have audited the balance sheet of Santos Resource Corp. (an Exploration Stage Enterprise) as at February 29, 2008 and the statement of operations and deficit, stockholders' equity, and cash flows for the year ended February 29, 2008 and the periods from incorporation on May 24, 2006 to February 28, 2007 and February 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 29, 2008 and the results of its operations and its cash flows for the year ended February 29, 2008 and the periods from incorporation on May 24, 2006 to February 28, 2007 and February 29, 2008 in conformity with U.S. generally accepted accounting principles.

  The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada October 3, 2008	"MacKay LLP" Chartered Accountants

  Santos Resource Corp.
  (an Exploration stage company)
  Balance Sheets
  (Expressed in US Dollars)

	August 31, 2008	February 29, 2008
Assets
Current Assets
Cash	$96,952	$132,303
GST Receivable	4,784	320
Total Assets	$101,736	$132,623

Liabilities and Stockholders Equity
Current Liabilities
Accrued Payables	$10,049	$11,711
Payable to Shareholders Note 3(b)	9,852	9,852
Total Current Liabilities	19,901	21,563

Stockholders' Equity
Common Stock (Note 5) 75,000,000 shares authorized, $0.001 par value 32,076,500 shares issued	32,077	32,077
Additional paid in capital	149,871	149,871
Deficit accumulated during the exploration stage	(100,113)	(70,888)
Total Stockholders' Equity	81,835	111,060
Total Liabilities and Stockholders' Equity	$101,736	$132,623

  Nature of operations and continuance of Business (note 1)

  Commitments (notes 4 and 6)

  On Behalf of the Board:

  /s/ Richard Pierce                    Director

  /s/ Andrew Lee Smith               Director

  The accompanying notes are an integral part of these financial statements

  Santos Resource Corp.
  (an Exploration stage company)
  Statements of Operations
  (Expressed in US Dollars)

	Six months ended August 31, 2008	Six months ended August 31, 2007	Year Ended February 29, 2008	Period from Incorporation May 24, 2006 to February 28, 2007	Cumulative from incorporation May 24, 2006 to August 31, 2008
Expenses
General and administrative	$ 77	$ 295	$ 626	$ -	$ 703
Mineral Property Costs	3,500	18,913	31,580	-	35,080
Professional Fees	25,648	15,720	38,682	-	64,330

Total Expenses	29,225	34,928	70,888	-	100,113

Net loss and comprehensive loss	$ (29,225)	$ (34,928)	$ (70,888)	$ -	$ (100,113)
Net loss per share
Basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ -

Weighted average number of shares outstanding - basic and diluted	32,076,500	15,557,500	21,813,036	-

  The accompanying notes are an integral part of these financial statements

  Santos Resource Corp.
  (an Exploration stage company)
  Statement of Stockholders' Equity
  At February 29, 2008
  (Expressed in US Dollars)

		Common	Stock	Additional Paid-in	Deficit Accumulated During the Exploration	Total Shareholders'
		Number	Par Value	Capital	Stage	Equity

Balance, May 24, 2006 (date of inception)		-	$ -	$ -	$ -	$ -
Net loss for the period ended February 28, 2007		-	-	-	-	-

Balance, February 28, 2007		-	-	-	-	-

Capital Stock issued for subscriptions receivable at $0.0005 per share and services at $0.0005 per share	19-Jun-07	31,040,000	31,040	(15,520)	-	15,520
Mineral Property Option - Starfire Minerals	25-Jun07	75,000	75	11,175	-	11,250
Private Placement at $0.15 per share	1-Feb-08	961,500	962	143,264	-	144,226
Private Placement Fees	1-Feb-08	-	-	(4,568)	-	(4,568)
Net loss for the year ended February 29, 2008		-	-	15,520	(70,888)	(55,368)

Balance, February 29, 2008		32,076,500	32,077	149,871	(70,888)	111,060

Net loss for the period ended August 31, 2008		-	-	-	(29,225)	(29,225)

Balance, August 31, 2008		32,076,500	$ 32,077	$ 149,871	$ (100,113)	$ 81,835

  The accompanying notes are an integral part of these financial statements

  Santos Resource Corp.
  (an Exploration stage company)
  Statements of Cash Flows
  (Expressed in US Dollars)

	Six months ended August 31, 2008	Six months ended August 31, 2007	Year Ended February 29, 2008	Period from Incorporation May 24, 2006 to February 28, 2007	Cumulative from incorporation May 24, 2006 to August 31, 2008

Cash flows used in Operating Activities
Net loss for the period	$ (29,225)	$ (34,928)	$ (70,888)	$ -	$ (100,113)
Non-cash activities
Shares issued for property acquisition	-	11,250	11,250	-	11,250
Services provided by founders in exchange for shares	-	15,520	15,520	-	15,520
GST receivable	(4,465)	-	(320)	-	(4,784)
Accrued payables	(1,661)	-	11,711	-	10,049
Net cash used in operating activities	(35,351)	(8,158)	(32,727)	-	(68,078)

Cash flows from Investing activities	-	-	-	-	-

Cash flows from Financing activities
Capital stock issued	-	15,520	159,746	-	159,746
Private placement fees	-	-	(4,568)	-	(4,568)
Advances from shareholders	-	250	9,852	-	9,852
Net cash flows from Financing activities	-	15,770	165,030	-	165,030

Cash increase (decrease) during the period	(35,351)	7,612	132,303	-	96,952

Cash beginning of the period	132,303	-	-	-	-

Cash end of the period	$ 96,952	$ 7,612	$ 132,303	$ -	$ 96,952

Interest paid in the period	$ -	$ -	$ -	$ -	$ -
Income taxes paid in the period	$ -	$ -	$ -	$ -	$ -

  The accompanying notes are an integral part of these financial statements

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  1)     Nature of Operations and Continuance of Business

  Santos Resource Corp. (the "Company") was incorporated in the state of Nevada on May 24, 2006. The Company is an Exploration Stage Company. The Company's principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

  The accompanying financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at August 31, 2008, the Company has never generated any revenues and has an accumulated loss of $100,113, since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  2)     Summary of Significant Accounting Policies

  a)     Basis of Presentation

  These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is February 28 (29 in leap years).

  b)     Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  2.     Summary of Significant Accounting Policies (continued)

  c)     Basic and Diluted Net Income (Loss) Per Share

  The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period would be used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. There were no dilutive instruments outstanding at February 29, 2008.

  d)     Comprehensive Loss

  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 29, 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

  e)     Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  f)     Mineral Property Costs

  The Company has been in the exploration stage since its inception on May 24, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  2.     Summary of Significant Accounting Policies (continued)

  g)     Long-lived Assets

  In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

  h)     Financial Instruments

  The fair values of financial instruments, which include cash and accounts payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's mineral property is in Quebec and its administrative operation is in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

  i)      Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" and Interpretation No. 48 "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No,. 109" ("FIN No. 48") as of its inception. Pursuant to this guidance the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. FIN 48 prescribes a recognition and measurement model for uncertain tax positions taken or expected to be taken in the Company's tax returns. FIN 48 provides guidance on recognition, classification, presentation, and disclosure of unrecognized tax benefits.

  j)      Foreign Currency Translation

  The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Non-monetary assets are translated at historical exchange rates, and revenue and expense items at the average rate of exchange prevailing during the period. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  2.     Summary of Significant Accounting Policies (continued)

  k)     Recent Accounting Pronouncements

  The Financial Accounting Standards Board has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", but they are not expected to have a material effect in the Company's results of operations or financial position.

  In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands fair value disclosures. The standard does not require any new fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007. The adoption of this new announcement on March 1, 2008 did not have a material effect on the Company's financial position or results of operations.

  In February, 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. The adoption of this new announcement on March 1, 2008 did not have a material effect on the Company's financial position or results of operations.

  3.     Related Party Transactions

  a)   On June 25, 2007, the Company issued 75,000 shares of common stock at $0.15 per share to Starfire Minerals as part of its contract to Option to Purchase Property in Quebec.  Richard Pierce, President of Santos Resource Corp. is a director on the board of each company.

  b)   A shareholder loaned the Company US$9,852 (CAD$10,000) in fiscal 2008. The loan is non interest bearing and unsecured and is payable upon request from the shareholder.

  4.     Mineral Properties

  On June 25, 2007 the Company signed an option agreement to acquire a 75% interest in 18 mineral property claims in Northern Quebec known as the Lordeau Property, with Starfire Minerals Inc. ("Starfire"). The option agreement is subject to approval of the TSX Venture Exchange (subsequently received). Santos was granted an option to acquire 75% of the right, title and undivided interest in the property (subject to the NSR Royalty reserved to Starfire). The agreement was amended May 29, 2008 and the amended terms and conditions are as follows:

  a)   $10,000 cash payment by Santos:

  (i)   CAD$10,000 on execution of this agreement (paid US$10,852);

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  4.     Mineral Properties (continued)

  b)   75,000 common shares of Santos to be allotted and issued and certificates therefore delivered to Starfire as follows:

  (i)   75,000 common shares (issued June 25, 2007)

  c)   Exploration expenditures to be incurred:

  (i)   CAD$25,000 (US$23,528) on or before September 30, 2008;

  (ii)   Additional CAD$25,000 (US$23,528) on or before July 25, 2009

  In the event that the Company fails to incur the full amount of Expenditures in a given period, the Company may, at the Company's option, within 45 days of the end of such period pay Starfire an amount equal to the outstanding balance to be incurred by way of cash, or 50% cash and 50% shares (valued at the weighted average trading price during the 10 trading days preceding the period end date). Subsequent to the period end the Company elected to pay Starfire cash of CDN$25,000 in lieu of Expenditures not incurred.

  In addition, any shares delivered, cash payments made, or Expenditures incurred toward the option price that is over and above that required to be made during a particular time shall be carried forward and applied against the required payment in subsequent periods.

  Santos will pay Starfire a 3% net smelter return royalty ("NSR Royalty"). Santos may purchase in the aggregate up to two-thirds (i.e., 2% NSR Royalty) of the NSR Royalty on the basis of one hundred thousand dollars for each one-tenth percent of the NSR Royalty (i.e., $100,000 per 0.1% NSR Royalty) acquired on the first one-half of the NSR Royalty (i.e., the first 1% NSR Royalty), and one hundred fifty ($150,000) dollars for each one-tenth percent of the NSR Royalty (i.e., $150,000 per 0.1% NSR Royalty) thereafter for the remaining NSR Royalty (i.e., the remaining 1% NSR Royalty). To exercise its option to purchase the NSR Royalty or any portion thereof, Santos must provide the Owner with at least 30 days advance written notice of its intention to do so, and must close upon each purchase within 60 days of each notice.

  5.      Common Stock

  On June 19, 2007, the Company issued 31,040,000 shares of common stock at $0.0005 per share for cash proceeds of $15,520 and contributed services of $15,520, to Directors, officers and a relative of a Director.

  On June 25, 2007 the Company issued 75,000 shares of common stock to Starfire Minerals at $0.15 per share for proceeds of $11,250, as part of its contract to Option to purchase Property in Quebec.

  On February 1, 2008, the Company issued 961,500 shares of common stock at $0.15 per share for proceeds of $144,226, all collected in the current year.

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  6.     Commitments

  On July 16, 2007, we entered into a services retainer agreement with Fraser and Company LLP, to provide legal services to Santos. Pursuant to the agreement, Fraser and Company LLP will provide legal services in connection with the organization and set up of Santos and the preparation and filing of a registration statement with the SEC for a fee of approximately $50,000 (CAD$50,000). An initial payment of $30,000 (CAD$30,000) is payable on filing of the initial registration statement, and the balance of $20,000 (CAD$20,000) is payable upon the registration statement being declared effective by the SEC.

  7.     Financial Instruments

  The Company's financial instruments consist of cash and accrued liabilities unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying value, unless otherwise noted.

  Currency risk is the risk to the Company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

  At February 29, 2008 the Company had the following financial assets and liabilities in Canadian dollars:

	USD equivalent	CDN Dollars
Cash on deposit	$132,303	$129,630
Accounts payable and accrued liabilities	$11,711	$11,484
Due to shareholder	$9,852	$10,000

  At February 29, 2008 US dollar amounts were converted at a rate of $0.9798 Canadian dollars to $1.00 US dollar.

  At August 31, 2008 the Company had the following financial assets and liabilities in Canadian dollars:

	USD equivalent	CDN Dollars
Cash on deposit	$96,952	$103,021
Accounts payable and accrued liabilities	$2,310	$2,323
Due to shareholder	$9,852	$10,000

  At August 31, 2008 US dollar amounts were converted at a rate of $0.94108 Canadian dollars to $1.00 US dollar.

  Santos Resource Corp.
  (an exploration stage company)
  Notes to the Financial Statements
  For the year ending February 29, 2008 and
  the six months ending August 31, 2008
  (Expressed in U.S. dollars)

  8.      Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has a net operating loss of $35,222, which expires in 2028. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  The components of the net deferred tax asset at February and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

	February 29, 2008 $	February 28, 2007 $
Net Loss	70,888	-
Statutory Tax Rate	35%	35%
Deferred Tax Asset	24,811	-
Valuation Allowance	(24,811)	-
Net Deferred Tax Asset	-	-

  13,836,500 SHARES

  OF SANTOS RESOURCE CORP.

  COMMON STOCK

  PROSPECTUS

  Date:                    , 2008

  All dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.

  We have not authorized any dealer, salesperson or other person to provide any information or make representation about Santos Resource Corp. except the information or representation contained in this prospectus. You should not rely on any additional information or representation if made.

  SANTOS RESOURCE CORP.
  11450 - 201A Street, Maple Ridge
  British Columbia, Canada V2X 0Y4

  Part II - Information Not Required In Prospectus

  Item 24.  Indemnification of Directors and Officers

  Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. Sections 78.7502 and 78.791 provide as follows:

  Section 78.7502.   Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

  (1)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

  (2)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  (3)        To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

  Section 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

  (1)        Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  (a)        By the stockholders;

  (b)        By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  (c)        If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

  (d)        If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

  (2)        The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

  (3)        The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

  (a)        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

  (b)        Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

  To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  Item 25. Other Expenses of Issuance and Distribution

  The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the offering for the securities included in this registration statement:

Amount
SEC Registration Fee	$136
Transfer Agent and Miscellaneous Fees	$1,000
Accounting Fees and Expenses	$11,200
Legal Fees and Expenses	$56,000
Printing and Shipping Expenses	$464
Total	$68,800

  All amounts are estimates, other than the SEC's registration fee.

  We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders named in this prospectus. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

  Item 26. Recent Sales of Unregistered Securities

  On June 19, 2007, we issued an aggregate of 31,040,000 shares of common stock at a price of $0.0005 per share to nine founding shareholders, which include our directors and sole officer. We received $15,520 from this offering. These shares were issued pursuant to Regulation S of the Securities Act of 1933. The purchasers represented to us that they were non-US persons, as defined in Regulation S, and that their intentions to acquire the securities was for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

  On June 17, 2007, we issued 75,000 shares of common stock to Starfire Minerals Inc., a British Columbia company, as partial consideration for Starfire granting us an option to acquire 75% of the Lourdeau Claims. These shares are issued at a deemed price of $0.15 per share. These shares were issued pursuant to Regulation S of the Securities Act of 1933. Starfire represented to us that it was a non-US person, as defined in Regulation S, and that its intentions to acquire the securities was for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

  On February 1, 2008, we issued 13,836,500 shares of common stock to 40 purchasers at $0.15 per share pursuant to Regulation S of the Securities Act. The purchasers represented to us that they were non-US persons, as defined in Regulation S, and that their intentions to acquire the securities was for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States and no general solicitation was made to the public and no advertising was conducted for the offering.

  Item 27. Exhibits Index

			Incorporated by reference
Exhibit No.	Description of Exhibit	Filed herewith	Form	Exhibit	Filing date (mm/dd/yy)
3.1	Articles of Incorporation		S-1	3.1	07/14/08
3.2	Bylaws		S-1	3.2	07/14/08

			Incorporated by reference
Exhibit No.	Description of Exhibit	Filed herewith	Form	Exhibit	Filing date (mm/dd/yy)
4.1	Specimen Stock Certificate		S-1	4.1	07/14/08
5.1	Opinion of Counsel		S-1	5.1	07/14/08
10.1	Mineral Property Option Agreement dated June 25, 2007 between Starfire Minerals Inc. and Santos Resource Corp., whereby Santos has an option to acquire a 75% interest in and to the Lourdeau Property		S-1	10.1	07/14/08
10.2	Mineral Property Option Amending Agreement dated May 29, 2008 between Starfire Minerals Inc. and Santos Resource Corp.	X
14	Code of Ethics		S-1	14	07/14/08
23.1	Consent of MacKay LLP, Chartered Accountant	X
23.2	Consent of Counsel (included in 5.1)		S-1	23.2	07/14/08
23.3	Consent of Michel Boily, Ph.D., P. Geo., Geologist		S-1	23.3	07/14/08

  All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

  Item 28.  Undertakings

  The undersigned registrant hereby undertakes to:

  (1)  File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

  (iii) Include any additional or changed material information on the plan of distribution.

  (2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (4)  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

  (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  (iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

  Signatures

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on November 25, 2008.

SANTOS RESOURCE CORP.
Date: November 25, 2008	By: /s/ Richard Pierce Richard Pierce President, Secretary and Treasury (Principal Executive Officer and Principal Financial Officer)

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date
/s/ Richard Pierce Richard Pierce	President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	November 25, 2008
Shih-Yi Chuang	Director
/s/ Andrew Lee Smith Andrew Lee Smith	Director	November 25, 2008